EXHIBIT 23.1 Consent of Malone & Bailey, PLLC.

         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
LS Capital Corporation

We consent to the incorporation by reference in this Registration Statement of LS Capital Corporation on Form S-8 of our report dated October 5, 1999, appearing in Form 10-KSB of LS Capital Corporation for the year ended June 30, 1999.

MALONE & BAILEY, PLLC
Houston, Texas
February 22, 2000